Results Summary

		Q3 2026
Key Financial Measures	**Revenue**	**$376.7M** ↑ 94% Y/Y | ↓ (3)% Y/Y normalized
	Net income (loss) [1]	**$(25.6)M** ↓ (198)% Y/Y (6.8)% Net loss margin, ↓ (240) bps Y/Y
	Adjusted EBITDA	**$61.5M** ↑ 294% Y/Y 16.3% Adjusted EBITDA Margin, ↑ 830 bps Y/Y
	Net cash provided by operating activities [2]	**$15.5M** ↓ (54)% Y/Y
	Free Cash Flow [2]	**$4.6M** ↓ (83)% Y/Y
Operating Segment Performance	**Enterprise revenue**	**$200.9M** ↑ 214% Y/Y | ↑ 2% Y/Y normalized
	Enterprise gross profit [3]	**$163.4M** ↑ 267% Y/Y 81% gross profit margin, ↑ 1170 bps Y/Y
	Consumer revenue	**$175.8M** ↑ 35% Y/Y | ↓ (9)% Y/Y normalized
	Consumer gross profit [3]	**$115.5M** ↑ 45% Y/Y 66% gross profit margin, ↑ 450 bps Y/Y

Coursera results for the three months ended September 30, 2026. Figures incorporate Udemy's operating results from the date of acquisition and may be rounded for presentation purposes. References to normalized performance include Udemy's pre-close results as if the transaction had closed as of the beginning of the earliest period presented and are provided solely for illustrative comparability. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix.

1. Includes $30.8 million of merger, integration, and restructuring related costs recorded in the three months ended September 30, 2026.
2. Net cash provided by operating activities includes cash payments of merger and integration related costs of $6.7 million and cash payments of merger related personnel and severance costs of $21.0 million during the three months ended September 30, 2026. There were no related cash payments during the three months ended September 30, 2025.
3. Segment gross profit is defined as segment revenue less content costs in our unaudited condensed consolidated financial statements.

coursera

Q3 2026 Shareholder Letter 2

Q3 was our first full quarter as a combined company, giving us a clearer view of our progress and the work ahead. We reported revenue of $376.7 million, an increase of 94% year over year driven by the post-close inclusion of Udemy's operating results. On a normalized basis, revenue declined approximately 3% year over year, consistent with the near-term trends we outlined earlier this year. Adjusted EBITDA was $61.5 million, a 16.3% margin, up more than 800 basis points year over year. Enterprise and Consumer subscriptions now represent nearly 90% of total revenue. We have made significant progress strengthening our financial profile, but underlying revenue growth, particularly in Consumer, remains below our long-term ambition. Accelerating integration to fuel our next phase of innovation We are focused on delivering what we can control, starting with the integration. Since May, we have simplified the combined organization, integrated our go-to- market teams, and aligned around a unified product vision and roadmap. Our pace is as important as the actions. We now expect to have more than $150 million of annualized gross cost savings in place by the end of Q4, putting us on track to deliver our $115 million annual run-rate net synergy target by year-end, just eight months after close, compared with our original 24-month plan. Integration is the foundation, not the finish line. It creates the operating focus and capacity to build what comes next. Building Project Helix to turn trusted learning into verified skills That capacity matters because AI raises the bar for learning. As access to information becomes more abundant, we believe the durable value lies in trusted expertise, effective practice and feedback, and credible proof that people have the right skills to do the work. Our ecosystem of more than 100,000 instructors alongside over 425 university and industry partners provides the human expertise and responsiveness to keep pace as skill needs change. Project Helix, which we previewed in September, is how our unified product vision comes together. We are building Helix as an adaptive, AI-native skills platform to connect trusted learning to verified proof of skills. Helix is designed to start with the outcome a customer wants to achieve, identify the skills required, and connect personalized learning, practice, and assessment around each learner’s needs and each organization’s goals. We believe this combination of trusted learning, relevant context, and credible proof can differentiate Helix at enterprise scale. Its value can compound as the system learns which skills matter, how people build them, and what evidence best demonstrates workforce readiness. We are taking a phased approach, working with a select group of customers and partners today, and targeting broad Enterprise availability in the first half of 2027. Helix has to earn the right to scale, and our investment will follow the feedback and evidence from customers and learners. To our shareholders, Q3 2026 Shareholder Letter 3 Coursera results for the three months ended September 30, 2026. Figures may be rounded for presentation purposes. Unless otherwise specified, financial results and guidance are presented on an as- reported basis and include Udemy only for periods following the May 11, 2026 transaction close. References to normalized performance include Udemy’s pre-close results as if the transaction had closed as of the beginning of the earliest period presented and are provided solely for illustrative comparability. See the Outlook section for additional information. Refer to the Outlook section for a complete discussion of Q4 and full year 2026 guidance. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. Reconciliations are not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change.

Advancing our financial commitments with discipline For the fourth quarter, we expect revenue of $358 million to $366 million and Adjusted EBITDA of $55 million to $59 million, achieving our approximately 16% Q4 margin target. We are narrowing our full year 2026 revenue outlook within the prior range to $1.229 billion to $1.237 billion as reported, and we remain confident in our approximately 14% full year Adjusted EBITDA Margin target, reflecting cost discipline and our progress on synergies. We will provide formal 2027 guidance on our Q4 call. In the meantime, this letter includes a directional baseline to help investors model next year. As we align the companies under one compensation program, our objective is to significantly reduce stock-based compensation as a percentage of revenue and lower our annual dilution rate. Future share repurchases are incremental to that work, not a substitute for our efforts to address dilution structurally. Through October 28, total repurchases under our $500 million authorization stand at more than $215 million. We have asked investors to measure us against three priorities: completing the integration, strengthening the quality of our financials, and improving product and commercial execution. That means delivering the integration and translating it into stronger margins, future cash generation, and disciplined management of dilution. The third, and ultimately most important, is transforming the scale, data, and innovation capacity of the combined company into a more valuable platform for learners, customers, and instructors through Project Helix. The next phase is proving that our stronger foundation can translate into better customer outcomes and, over time, more durable growth. Q3 2026 Shareholder Letter 3 Coursera results for the three months ended September 30, 2026. Figures may be rounded for presentation purposes. Unless otherwise specified, financial results and guidance are presented on an as- reported basis and include Udemy only for periods following the May 11, 2026 transaction close. References to normalized performance include Udemy’s pre-close results as if the transaction had closed as of the beginning of the earliest period presented and are provided solely for illustrative comparability. See the Outlook section for additional information. Refer to the Outlook section for a complete discussion of Q4 and full year 2026 guidance. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. Reconciliations are not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. Greg Hart President and Chief Executive Officer Mike Foley Chief Financial Officer

Platform innovation

As AI changes work and makes information more abundant, customers need trusted ways to build skills and verify that people can apply them. Project Helix, which we previewed at our FWD customer event in September, is being designed around that need. Drawing on the combined strengths of Coursera and Udemy, this adaptive, AI-native skills platform starts with a customer's desired outcome and connects skills intelligence, personalized learning and practice, and credible proof of capability. We believe the value of these connections can compound as the system learns which skills matter, how people build them, and what evidence best demonstrates readiness.

We are developing Helix with a select group of customers and partners, targeting broad Enterprise availability in the first half of 2027. Helix has to earn the right to scale. We will put new experiences in customers' hands, measure whether they solve customer problems better than existing approaches, and invest as the evidence supports it. Meanwhile, new capabilities across Coursera and Udemy are delivering value today and laying the groundwork for the unified platform.

Moving from practice to proof

Graded Role Play and Graded Labs help learners demonstrate what they can do. Role Play uses realistic scenarios, such as a negotiation with an AI persona, to evaluate a learner against goals set by the course author. Graded Labs are designed to assess technical skills through tasks such as deploying a web application in a live, sandboxed environment. Both provide evidence of capability beyond course completion.


Graded role play
Problem-Solving Using Critical Approaches
Start Role Play
How Role Play works
15 mins
2 per day
Shared

Learning in the flow of work

Our integrations with ChatGPT, Claude, and Copilot are designed to connect work-related questions with relevant courses, videos, or guided practice, bringing trusted learning into the tools employees already use. Udemy connectors can also turn insights from these tools into learning experiences. For example, when a tool identifies that a sales representative needs coaching, it can send that insight to Udemy to create a ready-to-use Role Play.


Agent Store

Turning workforce insights into action

Coursera's Admin AI lets leaders ask questions about workforce readiness in plain language and receive answers with recommended next steps. Udemy's Skills Insights Hub brings engagement, skills growth, and outcomes into one view, helping leaders measure, benchmark, and assess whether their workforce is building the skills it needs. Clear, actionable talent insights will be a central focus of the Helix experience.


Skills insights hub

Coursera and Udemy product announcements, developments, and figures may include information up to the date of the Q3 2026 earnings report on October 29, 2026.

coursera
Q3 2026 Shareholder Letter 4

Previewed Project Helix A New AI-Native Platform Connecting Skills Discovery and Personalized Learning to Verified Capability and Business Outcomes SPOTLIGHT Targeting broad Enterprise availability in the first half of 2027

Ecosystem expansion

Our unified platform is only as strong as the ecosystem behind it. As AI makes access to information more abundant, we believe trusted expertise becomes more essential. Our opportunity is to connect that expertise to the skills customers need, the context in which people work, and credible evidence of what they can do. Across Coursera and Udemy, we have reached more than 310 million learners, serve more than 1.6 million Paid Subscribers and nearly 12,000 Enterprise Customers, and bring together more than 100,000 instructors and over 425 university and industry partners. We believe the combination of trusted institutional expertise, practitioner speed, global reach, and increasingly intelligent orchestration through Helix can make our ecosystem more valuable to every participant over time.



Comprehensive product offerings to deliver
Skills development & verification
355,000+ courses
World-class ecosystem of
Trusted creators
100k+ expert instructors
425+ universities and industry leaders
Platform
Reach + Data + Tech
Expansive global reach to
Learners & customers
310M+ Learners
~12,000 Enterprise Customers

Paid Subscribers



in millions
% Y/Y change
1.30
1.35
+42%
1.53
+44%
1.66
+30%
1.69
Q3'25
Q4'25
Q1'26
Q2'26
Q3'26

Enterprise Customers



in thousands
% Y/Y change
12.3
12.3
(2)%
12.2
(2)%
12.1
(4)%
11.9
Q3'25
Q4'25
Q1'26
Q2'26
Q3'26

Figures may be rounded for presentation purposes, and percentages refer to year-over-year change. Key business metrics represent the combined metrics of Coursera and Udemy under a unified reporting methodology. Historical combined metrics have been conformed to this methodology for comparability and may not equal the sum of each company's previously reported metrics or be directly comparable to as-reported financial results, which incorporate Udemy's operating results only from the May 11, 2026 acquisition date. Refer to the Key Business Metrics section for definitions and additional information.

coursera

Q3 2026 Shareholder Letter 6

Content engine

Our content strategy brings together the responsiveness of expert practitioners and the depth of university and industry expertise to address changing skill needs. Our 2026 Global Skills Report draws for the first time on learning signals from the combined Coursera and Udemy ecosystem. It shows the GenAI enrollment rate increased from 25 per minute in 2025 to more than 40 per minute in 2026, while critical-thinking enrollments grew over 100% year over year. Learners are building both the fluency to use AI and the judgment to apply it.

We are investing in tools and insights that help instructors and partners turn their expertise into more personalized, interactive, and adaptive learning. A better understanding of learner goals, emerging skills, and workforce needs can help experts respond with greater speed and relevance. This quarter, we expanded our content and credentials and tested new ways to bring expertise across platforms and connect learning around specific roles. These experiments are helping us design Helix to connect trusted learning, practice, and credible proof of skills around each learner's needs and each organization's goals.


coursera · ûdemy
2026
Global Skills Report
The AI-Human Skills Advantage


AI Series
AI for Software Development Series

Keeping pace with AI through Anthropic

Earlier this month, Anthropic nearly doubled its Coursera catalog with 10 new courses for developers, small-business owners, creators, and teachers. Anthropic plans to publish more courses each month to help learners stay current as AI tools and techniques evolve.

Connecting AI skills to specific roles

AI Series combines content from multiple partners into learning paths reviewed by practitioners, giving learners a curated plan with content sequenced for their chosen field. We launched with data analytics, business leadership, software development, and cybersecurity, and plan to expand to more fields in Q4.

Bringing expertise across platforms

Dr. Ryan Ahmed, a professor and Udemy instructor who has taught several hundred thousand learners, adapted a series of courses covering Claude into a specialization on Coursera. This was one of our first experiments bringing a Udemy instructor's expertise to Coursera's global learner base, and it became one of our top new launches of 2026.

Expanding trusted expertise

Over the past year, Udemy welcomed more than 5,000 new instructors, expanding the practitioner expertise available as tools and skills change. At FWD in September, we also announced 16 new university and industry partners. New partners included Harvard Business School Online in leadership and strategy, GitHub in agentic AI and modern software development, and the American Medical Association in healthcare.

Coursera and Udemy content announcements, developments, and figures may include information up to the date of the Q3 2026 earnings report on October 29, 2026.

coursera
Q3 2026 Shareholder Letter 7

Q3 2026 financial results

$376.7M

Revenue
↑ 94% Y/Y | ↓ (3)% Y/Y normalized

$(25.6)M [1]

Net loss
↓ (17.0)M Y/Y [1]

(6.8)% Net loss margin [1]
↓(240) bps Y/Y [1]

$15.5M [2]

Net cash provided by operating activities
↓ (54)% Y/Y [2]

$61.5M

Adjusted EBITDA
↑ 294% Y/Y

16.3% Adjusted EBITDA Margin
↑ 830 bps Y/Y

$4.6M [2]

Free Cash Flow
↓ (83)% Y/Y [2]

Revenue

Revenue was $376.7 million, up 94% year over year as reported, driven by the inclusion of Udemy's results beginning May 11, 2026. On a normalized basis, revenue declined 3% year over year, consistent with the trends we outlined earlier this year. Enterprise remained our most durable revenue source, supported by multi-year contracts even as growth moderates. In Consumer, subscription revenue continued to grow, but pressure in one-time purchases and transactional offerings more than offset that growth, and leading funnel indicators softened. Enterprise and Consumer subscriptions represented nearly 90% of total revenue, up 500 basis points year over year on a normalized basis.



+10%
194.2
130.3
63.9
Q3'25
+10%
196.9
131.5
65.4
Q4'25
+9%
195.7
129.5
66.2
Q1'26
+60%
298.6
158.6
140.0
Q2'26
+ Udemy →
+94%
376.7
175.8
200.9
Q3'26
Enterprise segment $
Consumer segment $
in millions
% Y/Y change

Coursera results for the periods reported July 1, 2025 through September 30, 2026. Reported figures reflect Udemy's operating results from the date of acquisition on May 11, 2026 and may be rounded for presentation purposes. References to normalized performance include Udemy's pre-close results as if the transaction had closed as of the beginning of the earliest period presented and are provided solely for illustrative comparability. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix.

1. Includes $30.8 million of merger, integration, and restructuring related costs recorded in the three months ended September 30, 2026.
2. Net cash provided by operating activities includes cash payments of merger and integration-related costs of $6.7 million and cash payments of merger-related personnel and severance costs of $21.0 million during the three months ended September 30, 2026. There were no related cash payments during the three months ended September 30, 2025.

coursera

Q3 2026 Shareholder Letter 8

Gross profit

GAAP gross profit was $220.1 million, or 58.4% of revenue, up 380 basis points from the prior year period. Non-GAAP gross profit was $240.0 million, or 63.7% of revenue, up 810 basis points year over year as reported. The expansion reflects the contribution of Udemy's higher-margin Enterprise revenue and continued rate improvements: at Coursera, those improvements primarily reflect the platform fee introduced at the beginning of 2026; at Udemy, they reflect changes to instructor economics and a continued shift toward subscription revenue.



GAAP
54.6%
58.4%
+10%
106.0
+108%
220.1
Q3'25
Q3'26
+ Udemy
Non-GAAP
55.6%
63.7%
+10%
108.0
+122%
240.0
Q3'25
Q3'26
+ Udemy
Gross profit margin %
Gross profit $
in millions
% Y/Y change

Operating expenses

GAAP operating expenses were $249.0 million, or 66.1% of revenue, including $30.8 million of merger, integration, and restructuring related costs.[1] Non-GAAP operating expenses were $186.2 million, or 49.4% of revenue, reflecting sales and marketing efficiency and reduced duplication across corporate functions. Since the close, we have simplified the combined company, including integrating our go-to-market teams in July, and continue to hold paid marketing to a strict return threshold. We are funding Project Helix and continued R&D investment within our margin framework.



GAAP
62.6%
15.4%
34.7%
12.5%
Q3'25
66.1%
8.2%
13.8%
34.4%
9.7%
Q3'26 1
+ Udemy
Non-GAAP
50.6%
10.9%
31.9%
7.8%
Q3'25
49.4%
11.4%
30.4%
7.6%
Q3'26
+ Udemy
Merger, integration, and restructuring related costs
Research and development
Sales and marketing
General and administrative
% of revenue

Coursera results for the three months ended September 30, 2026 and 2025. Percentages refer to year-over-year change, unless otherwise specified. Reported figures reflect Udemy's operating results from the date of acquisition on May 11, 2026 and may be rounded for presentation purposes. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix.

coursera

Q3 2026 Shareholder Letter 9

Net income (loss)

GAAP net loss was $(25.6) million, or (6.8)% of revenue, including $30.8 million of merger, integration, and restructuring related costs and $25.1 million of amortization of acquired intangible assets. Non-GAAP net income was $57.1 million, or 15.2% of revenue, reflecting higher gross margin and continued operating discipline while we invest in product innovation and growth initiatives that can support long-term profitable growth.



(8.6)
(26.8)
(20.5)
(80.4)
(25.6)
(4.4)%
(13.6)%
(10.5)%
(26.9)%
(6.8)%
Q3'25
Q4'25[1]
Q1'26[1]
Q2'26[1]
Q3'26[1]
+ Udemy →
GAAP net loss $
GAAP net loss margin %
in millions

Adjusted EBITDA

Adjusted EBITDA was $61.5 million, or 16.3% of revenue, up 830 basis points year over year as reported. The expansion reflects the contribution of Udemy's higher-margin revenue, continued operating discipline, and the early benefit of our accelerated integration and synergy actions. Adjusted EBITDA includes a purchase accounting benefit of approximately $10 million per quarter in 2026, which moderates in future years. We now expect to have more than $150 million of annualized gross cost savings in place by the end of 2026, putting us on track to deliver our $115 million annual run-rate net synergy target by year-end, eight months after close versus our original 24-month plan. We remain confident in our approximately 14% full year 2026 Adjusted EBITDA Margin target, which we raised by 100 basis points last quarter.



8.0%
5.7%
6.9%
14.3%
16.3%
15.6
11.2
13.5
42.7
61.5
Q3'25
Q4'25
Q1'26
Q2'26
Q3'26
+ Udemy →
Adjusted EBITDA $
Adjusted EBITDA Margin %
in millions

Coursera results for the periods reported July 1, 2025 through September 30, 2026. Percentages refer to year-over-year change, unless otherwise specified, and figures may be rounded for presentation purposes. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix.

1.Includes $11.9 million, $10.0 million, $79.8 million, and $30.8 million of Merger, integration, and restructuring related costs recorded in the three months ended December 31, 2025, March 31, 2026, June 30, 2026, and September 30, 2026, respectively.

coursera Q3 2026 Shareholder Letter 10

Cash flow

Net cash provided by operating activities was $15.5 million, and Free Cash Flow was $4.6 million. These results included approximately $28 million of cash payments related to merger, integration, and restructuring related costs, consistent with the one-time cash expenses outlined in our July outlook. As major integration milestones are completed, we expect these cash payments to decline over time, allowing Free Cash Flow to increase as the benefits of synergy realization and margin expansion build.



Cash, cash equivalents, and marketable securities $
Net cash provided by (used in) operating activities $
Free Cash Flow $
in millions
798
793
790
982
776
33.9
26.6
5.8
(2.0)
14.6
3.0
(19.8)
(32.6)
15.5
4.6
Q3'25
Q4'25 1
Q1'26 2
Q2'26 3
+ Udemy →
Q3'26 4

Capital allocation

As of September 30, 2026, we had approximately $776 million of unrestricted cash, cash equivalents, and marketable securities, with no debt. The lower balance compared with the end of Q2 reflected share repurchases, our $100 million strategic investment in LearnVector, and one-time cash expenses. Our capital allocation priorities remain the same: complete the integration, fund our product roadmap, and return capital when we see attractive value.

In Q3, we repurchased 18 million shares for just over $100 million. Through October 28, 2026, total repurchases under our $500 million authorization have exceeded $215 million.[5] Together with our investment in Project Helix, this reflects our ability to invest in the future while returning capital to shareholders. Share repurchases are incremental to, not a substitute for, our focus on addressing dilution structurally, which we discuss in our Outlook.

Coursera results for the periods reported July 1, 2025 through September 30, 2026. Figures reflect the completion of the Udemy transaction on May 11, 2026 and incorporate Udemy's operating results from the date of acquisition. Figures may be rounded for presentation purposes. Information presented for cash, cash equivalents, and marketable securities is as of period end. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix.

1. The three months ended December 31, 2025 includes $3.8 million in cash payments for M&A related transaction costs, as well as $4.7 million of catch-up payments to a content creator partner.
2. The three months ended March 31, 2026 includes $11.1 million in cash payments for M&A related transaction costs.
3. The three months ended June 30, 2026 includes $39.1 million in cash payments for merger and integration-related costs and $18.1 million in cash payments for merger-related personnel and severance costs.
4. The three months ended September 30, 2026 includes $6.7 million in cash payments for merger and integration-related costs and $21.0 million in cash payments for merger-related personnel and severance costs.
5. Share repurchase activity of approximately $215 million reflects cumulative repurchases from the program authorization announcement date of May 18, 2026 through October 28, 2026.

coursera
Q3 2026 Shareholder Letter 11

Coursera results for the three months ended and as of September 30, 2026. Figures reflect the completion of the Udemy transaction on May 11, 2026 and incorporate Udemy's operating results from the date of acquisition. Figures may be rounded for presentation purposes. References to normalized performance include Udemy’s pre-close results as if the transaction had closed as of the beginning of the earliest period presented and are provided solely for illustrative comparability. Refer to the Key Business Metrics section for definitions and additional information. 1. Segment gross profit is defined as segment revenue less content costs, consistent with our unaudited condensed consolidated financial statements. 2. Key business metrics represent the combined metrics of Coursera and Udemy under a unified reporting methodology. Historical combined metrics have been conformed to this methodology for comparability and may not equal the sum of each company’s previously reported metrics or be directly comparable to as-reported financial results, which incorporate Udemy’s operating results only from the May 11, 2026 acquisition date. Refer to the Key Business Metrics section for definitions and additional information. We deliver skills development for individuals and organizations through two complementary platforms, Coursera and Udemy, which together serve a global ecosystem of learners, customers, instructors, and partners. As outlined during our supplemental post-merger modeling call in June, we continue to report the combined business through two operating segments. Enterprise serves businesses, campuses, and governments, primarily through annual or multi-year contracts, pairing trusted skills training with solutions that show leaders where talent capabilities are growing. Consumer serves individual learners around the world through annual and monthly subscriptions such as Coursera Plus, as well as one-time purchases and degrees. Serving both audiences can make our products stronger. Insight into the skills organizations need can help individuals focus on what matters for their careers, and how learners build and demonstrate those skills can show organizations what works. Across both segments, our focus is to connect skills, learning, proof, and outcomes, and we are building Project Helix to deliver that on an AI-native, unified platform. Results are presented as reported, and all business metrics, including year-over-year comparisons, reflect a unified reporting methodology. Operating segments Q3 2026 Shareholder Letter 12 Enterprise Consumer $200.9M Revenue ↑ 214% Y/Y | ↑ 2% Y/Y normalized $175.8M Revenue ↑ 35% Y/Y | ↓ (9)% Y/Y normalized $163.4M Segment gross profit 1 ↑ 267% Y/Y $115.5M Segment gross profit 1 ↑ 45% Y/Y 81.3% Segment gross profit margin ↑ 1170 bps Y/Y 65.7% Segment gross profit margin ↑ 450 bps Y/Y 93% Net Retention Rate (“NRR”) ↑170 bps Q/Q 2 $130.6M Subscription revenue ↑ 17% Y/Y 11,897 Enterprise Customers ↓ (4)% Y/Y 2 1.687M Paid Subscribers ↑ 30% Y/Y 2

Enterprise performance

Enterprise revenue of $200.9 million was up 214% year over year as reported, reflecting the inclusion of Udemy, and up 2% on a normalized basis. Enterprise remains our most durable revenue source, supported by multi-year contracts even as growth moderates. We ended the quarter with 11,897 Enterprise Customers, down 4% year over year, with more than 90% of net logo churn in accounts under $50,000 in annual contract value. Net Retention Rate was 93%, up from 91% last quarter, but still well below our long-term ambition. Segment gross profit was $163.4 million, representing a gross profit margin of 81.3%, an increase of 1170 basis points year over year, reflecting Udemy's higher-margin contribution and stronger content economics.


69.6%
69.7%
70.8%
79.3%
81.3%
+6%
63.9
+5%
65.4
+7%
66.2
+118%
140.0
+214%
200.9
Q3'25
Q4'25
Q1'26
Q2'26
Q3'26
+ Udemy →
Enterprise revenue $
Enterprise gross profit margin %
in millions

Consumer performance

Consumer revenue of $175.8 million increased 35% year over year as reported, reflecting the inclusion of Udemy, but down 9% on a normalized basis. Subscription revenue was $130.6 million, up 17% as reported and more than 70% of the segment. Paid Subscribers grew 30% to 1.69 million, outpacing revenue largely due to the geographic and pricing mix of new additions. Pressure in individual certificate subscriptions and Udemy's transactional offerings more than offset subscription growth, and leading funnel indicators remain softer than we want; our Outlook does not assume an immediate rebound. Segment gross profit was $115.5 million, representing a margin of 65.7%, up 450 basis points on the contribution of Udemy's results and rate improvements, including the platform fee introduced in early 2026.


61.2%
61.5%
63.2%
65.1%
65.7%
+13%
130.3
19.1
111.2
+12%
131.5
18.6
112.9
+10%
129.5
19.1
110.4
+29%
158.6
36.9
121.7
+35%
175.8
45.2
130.6
Q3'25
Q4'25
Q1'26
Q2'26
Q3'26
+ Udemy →
Consumer subscription revenue $
Transaction & other plus degrees $
Consumer gross profit margin %
in millions

Coursera results for the periods reported July 1, 2025 through September 30, 2026. Percentages refer to year-over-year change. Results reflect the completion of the Udemy transaction on May 11, 2026 and incorporate Udemy's operating results from the date of acquisition. Figures may be rounded for presentation purposes. References to normalized performance include Udemy's pre-close results as if the transaction had closed as of the beginning of the earliest period presented and are provided solely for illustrative comparability. Segment gross profit is defined as segment revenue less content costs, consistent with our unaudited condensed consolidated financial statements.

coursera
Q3 2026 Shareholder Letter 13

Synergies progress Since the transaction closed in May, we have simplified the combined organization, integrated our go-to-market teams, and aligned around a unified product vision and roadmap. We are moving faster than originally planned: we now expect to have more than $150 million of annualized gross cost savings in place by the end of 2026. Those gross savings underpin the transaction’s $115 million annual run-rate net synergy target, which we are on track to deliver by year-end, just eight months after close, compared with our original 24-month plan. The net target reflects the gross savings less approximately $35 million of potential gross profit impact from revenue dis-synergies embedded in the two-year framework. That revenue impact is ultimately an estimate, so our focus has been on what we can control: executing the cost actions required to deliver our gross savings target. Our pace is as important as the actions. Integration is the foundation, not the finish line, and its purpose is to create the operating discipline, focus, and investment capacity to build what comes next. Actual results may differ materially from Coursera’s financial outlook as a result of, among other things, the factors described under “Forward-looking statements” below. Unless otherwise specified, guidance is presented on an as-reported basis and includes Udemy only for periods following the May 11, 2026 transaction close. References to normalized performance include Udemy’s pre-close results as if the transaction had closed as of the beginning of the earliest period presented and are provided solely for illustrative comparability. Please refer to section “Non-GAAP financial measures” for definitions of our non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. Reconciliations are not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. 1. Full year weighted-average diluted shares reflect the period during which shares were outstanding in 2026, including Coursera’s standalone share count prior to May 11, 2026 and the combined company share count following the close. The estimate does not include the impact of any potential share repurchase activity after October 28, 2026. Q3 2026 Shareholder Letter 14 Outlook Our guidance is presented on an as-reported basis and incorporates Udemy’s operating results following the May 11, 2026 transaction close. Where noted, normalized figures include Udemy’s pre-close results and are provided solely for illustrative comparability. Q4 and full year 2026 guidance For the fourth quarter, we expect revenue of $358 million to $366 million. Consistent with the slowing top-line trends we have discussed throughout the year, we expect Enterprise growth to be approximately flat and Consumer to decelerate further given softer leading funnel indicators. We expect Adjusted EBITDA between $55 million and $59 million, achieving the approximately 16% Q4 margin target we established in June. For full year 2026, we are narrowing our as-reported revenue outlook within the prior range to $1.229 billion to $1.237 billion, equivalent to $1.503 billion to $1.511 billion on a normalized basis. We remain confident in our approximately 14% full year Adjusted EBITDA Margin target, which we raised by 100 basis points last quarter, supported by the faster execution of our integration initiatives. As a reminder, this as-reported margin is higher than the normalized equivalent. It also includes a meaningful purchase accounting benefit that will moderate in future years. Q4 2026 Full year 2026 $358M to $366M Revenue $1.229B to $1.237B Revenue $55M to $59M Adjusted EBITDA ~14% Adjusted EBITDA Margin Weighted average share count 1 Basic: 255 million Diluted: 259 million Weighted average share count 1 Basic: 231 million Diluted: 237 million

Directional preview for full year 2027 Consistent with our usual cadence, we are not providing formal 2027 guidance at this time and expect to do so on our Q4 call, after completing our annual planning process. With integration progressing faster than planned and Project Helix beginning to roll out next year, we want to preview a directional baseline. Revenue: For modeling purposes, our starting assumption is that each segment’s fourth quarter 2026 revenue trajectory is broadly representative of its normalized full year 2027 growth rate: approximately flat to modestly declining for Enterprise, and a low double-digit year-over-year decline for Consumer. These assumptions account for potential revenue dis-synergies and do not rely on any cross-sell contribution or a material revenue contribution from Project Helix. Adjusted EBITDA: We will provide our full year 2027 Adjusted EBITDA Margin target alongside formal guidance. In the meantime, transaction timing and the seasonality of Adjusted EBITDA will place approximately 100 basis points of pressure on the reported annual compare. Our early revenue assumptions, together with the moderation of the approximately $10 million per quarter purchase accounting benefit included in 2026 Adjusted EBITDA, will be a headwind to Adjusted EBITDA dollars. We intend to offset these headwinds through accelerated synergy actions and continued cost discipline, while funding Project Helix and our existing offerings within our annual margin framework. Stock-Based Compensation and Dilution: As we establish the compensation framework for the combined company, our objective is to significantly reduce stock-based compensation as a percentage of revenue and make meaningful progress lowering our annual dilution rate. Future repurchases are incremental to that work, not a substitute for addressing dilution structurally. Q3 2026 Shareholder Letter 15 Actual results may differ materially from Coursera’s financial outlook as a result of, among other things, the factors described under “Forward-looking statements” below. Please refer to section “Non- GAAP financial measures” for definitions of our non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. Reconciliations are not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. Modeling considerations To help investors model the combined company, the table below brings together, in one place, the key considerations for our results and outlook following the Udemy transaction. Reporting basis Reported results and guidance include Udemy only from the May 11, 2026 close. Normalized figures include Udemy’s pre-close results and are provided solely for illustrative comparability. All business metrics reflect a unified reporting methodology. Revenue Q4 revenue is expected to be $358 million to $366 million, with normalized Enterprise growth approximately flat year over year and Consumer decelerating further given softer leading funnel indicators. Full year revenue range narrowed to $1.229 billion to $1.237 billion as reported, or $1.503 billion to $1.511 billion normalized. Adjusted EBITDA Q4 Adjusted EBITDA is expected to be $55 million to $59 million, achieving our approximately 16% margin target. We remain confident in our approximately 14% full year margin target. The as-reported margin is higher than the normalized equivalent. It also includes a purchase accounting benefit that will moderate in future years. Synergies Expect to have more than $150 million of annualized gross cost savings in place by the end of 2026, putting us on track to achieve the full $115 million annual run-rate net synergy target by year-end, eight months after close, compared with the original 24-month plan. The net target reflects gross savings less approximately $35 million of potential gross profit impact from revenue dis-synergies embedded in our two-year framework. Our guidance continues to exclude revenue synergies. Purchase accounting 2026 Adjusted EBITDA includes a purchase accounting benefit of approximately $10 million per quarter, which moderates in subsequent years and will be a headwind to Adjusted EBITDA dollars in 2027. Cash expenses In July, we estimated approximately $60 million of one-time cash payments related to merger, integration, and restructuring related costs in the second half of 2026. We paid approximately $28 million in Q3 and anticipate approximately $30 million in Q4. Share count Full year weighted-average diluted shares reflect Coursera’s standalone share count before May 11, 2026 and the combined company share count after the close. The estimate excludes share repurchases after October 28, 2026. Share repurchase In Q3, we repurchased approximately 18 million shares for just over $100 million. Total repurchases under our $500 million authorization exceed $215 million through October 28, 2026. We are not providing an outlook for future repurchases, which remain subject to market conditions and other relevant considerations.

Conference call details Q3 2026 Shareholder Letter 16 As previously announced, Coursera will hold a conference call to discuss its third quarter 2026 performance today, October 29, 2026, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live, audio-only webcast of the conference call and earnings release materials will be available to the public on our investor relations page at investor.coursera.com. For those unable to listen to the broadcast live, an archived replay will be accessible in the same location for one year. Disclosure information In compliance with disclosure obligations under Regulation FD, Coursera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as Coursera’s investor relations website. About Coursera Coursera was launched in 2012 by Andrew Ng and Daphne Koller with a mission to provide universal access to world- class learning. Coursera partners with leading university and industry partners to offer a broad catalog of content and credentials, including courses, Specializations, Professional Certificates, and degrees. Coursera’s platform innovations — including AI-powered personalized guide and features, like Role Play and Course Builder, and role-based solutions like Skills Tracks — enable instructors, partners, and companies to deliver scalable, personalized, and verified learning. Institutions worldwide rely on Coursera to upskill and reskill their employees, students, and citizens in high-demand fields such as GenAI, data science, technology, and business, while learners globally turn to Coursera to master the skills they need to advance their careers. Coursera is a Delaware public benefit corporation and a B Corp. Coursera recently combined with Udemy to create one of the world’s most comprehensive skills development platforms. Contacts Investor Relations Cam Carey, VP of Investor Relations ir@coursera.org Media Arunav Sinha, VP of Global Communications press@coursera.org

Key business metrics

Combined metrics of Coursera and Udemy

Unified reporting methodology

	Q2'25	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26
Net Retention Rate	95 %	93 %	94 %	93 %	91 %	93 %
Enterprise Customers	12,325	12,338	12,312	12,214	12,107	11,897
Paid Subscribers *(in thousands)*	1,152	1,299	1,351	1,529	1,655	1,687

Previously reported methodology

	Q2'25	Q3'25	Q4'25	Q1'26
Coursera Paid Enterprise Customers[1]	1,686	1,724	1,730	1,729
Udemy Business Customers[1]	17,107	17,111	17,029	16,822
Coursera Net Retention Rate[1]	93 %	89 %	93 %	90 %
Udemy Net Dollar Retention Rate[1]	95 %	93 %	93 %	93 %

Key Business Metrics presented above, as well as throughout this Shareholder Letter, represent the combined metrics of Coursera and Udemy, reflecting a unified reporting methodology and aligned definitions (provided below). Historical combined metrics have been conformed to this unified reporting methodology for comparability purposes, and, therefore, may not equal the sum of each company's previously reported metrics or be comparable to the financial information presented in this Shareholder Letter, which reflects the completion of the Udemy transaction on May 11, 2026 and incorporates Udemy's operating results from the date of acquisition.

Definitions

Enterprise Customers

We count the total number of Enterprise Customers that are active on the Coursera or Udemy platforms at the end of each period. For purposes of determining our customer count, we treat each customer account that has a corresponding contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We define an "Enterprise Customer" as a customer who purchases Coursera or Udemy solutions via our direct sales force or through reseller and channel partnerships. For purposes of determining our Enterprise Customer count, we exclude customers who do not purchase either via our direct sales force or through reseller and channel partnerships, including organizations engaging through our self service platforms.

Net Retention Rate ("NRR") for Enterprise Customers

We calculate annual recurring revenue ("ARR") by annualizing each customer's monthly recurring revenue ("MRR") for the most recent month at period end. We calculate "Net Retention Rate" for a period by starting with the ARR from all Enterprise Customers as of the 12 months prior to such period end, or Prior Period ARR. We then calculate the ARR from these same Enterprise Customers as of the current period end, or "Current Period ARR". Current Period ARR includes expansion within Enterprise Customers and is net of contraction or attrition over the trailing 12 months but excludes the contribution from new Enterprise Customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at our Net Retention Rate for Enterprise Customers.

Paid Subscribers

Paid Subscriber count is defined as the total number of unique subscribers with at least one paid Consumer subscription product that contributes to revenue as of the reporting period. For purposes of determining unique subscriber count, subscribers with multiple paid subscriptions are counted as a single Paid Subscriber.

1. These legacy as-reported figures were calculated using each respective company's pre-merger defined reporting methodology and are provided solely for historical reference.

coursera

Q3 2026 Shareholder Letter 17

Non-GAAP financial measures Q3 2026 Shareholder Letter 18 We believe the presentation of these adjusted operating results provides useful supplemental information to investors and facilitates the analysis and comparison of our operating results across reporting periods. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. In addition to financial information presented in accordance with GAAP, this document includes non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow, each of which is a non-GAAP financial measure. These are key measures used by our management to help us analyze our financial results, establish budgets and operational goals for managing our business, evaluate our performance, and make strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, we believe these measures are useful for period-to- period comparisons of our business. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance. However, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered as a substitute for or in isolation from financial information presented in accordance with GAAP. These non-GAAP financial measures have limitations as analytical tools. Definitions Non-GAAP Gross Profit, Non-GAAP Gross Profit Margin, Non-GAAP Net Income, and Non-GAAP Net Income Per Share We define non-GAAP gross profit and non-GAAP net income as GAAP gross profit and GAAP net loss excluding: (1) merger, integration, and restructuring related costs; (2) stock-based compensation expense; (3) amortization of acquired intangible assets; (4) amortization of stock-based compensation expense capitalized as internal-use software costs; (5) payroll tax expense related to stock-based compensation; and (6) costs and settlement (gains) losses related to significant and non-recurring legal and regulatory matters, net of insurance recoveries. Non-GAAP gross profit margin reflects non-GAAP gross profit as a percentage of revenue. Non-GAAP net income per share is calculated by dividing non-GAAP net income by the diluted weighted average shares of common stock outstanding. Non-GAAP Operating Expenses We define non-GAAP operating expenses as GAAP operating expenses excluding: (1) merger, integration, and restructuring related costs; (2) stock-based compensation expense; (3) payroll tax expense related to stock-based compensation; (4) amortization of acquired intangible assets; and (5) costs and settlement (gains) losses related to significant and non-recurring legal and regulatory matters, net of insurance recoveries. Adjusted EBITDA and Adjusted EBITDA Margin We define Adjusted EBITDA as our GAAP net loss excluding: (1) merger, integration, and restructuring related costs; (2) stock-based compensation expense; (3) depreciation and amortization; (4) income tax expense; (5) other expense, net; (6) payroll tax expense related to stock-based compensation; (7) costs and settlement (gains) losses related to significant and non-recurring legal and regulatory matters, net of insurance recoveries; and (8) interest income, net. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. Free Cash Flow We define Free Cash Flow as net cash provided by operating activities, less capitalized internal-use software costs, purchases of content assets, and purchases of property, equipment, and software as we consider these capital expenditures necessary to support our ongoing operations.

Forward-looking statements Q3 2026 Shareholder Letter 19 This document contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this document that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “achieve,” “anticipate,” “believe,” “can,” “continue,” “could,” “demand,” “design,” “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “mission,” “need,” “objective,” “ongoing,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding the completed business combination with Udemy, including the expected benefits of the business combination, such as the amount and expected timing of our annual run-rate net synergies and annualized gross cost savings and the expected pace of synergy realization during 2026, the outlook for the combined company’s results of operations and financial condition; our continued integration efforts for the combined company; statements regarding LearnVector, including the expected benefits of our investment in LearnVector and any potential commercial collaboration with LearnVector, including the expected timing of LearnVector’s first product experiences; the aim of LearnVector to put AI agents to work for human development by creating more personalized, one-to-one learning experiences that adapt to each learner and address the growing need for continuous, trusted skills development; the impact of our relationship with LearnVector on our strategy; the expansion of our market opportunity; the global demand to embrace new skills; our progress in our growth initiatives; the development, timing and availability, of Project Helix, our more comprehensive and AI-native skills platform to deliver more personalized, effective, and measurable learning experiences; our initiatives to strengthen our position as a trusted source for verified learning for learners and organizations; our mission to provide universal access to world-class learning; the demand for online learning; the strength of our customer and content creator relationships; the demand from learners to use our offerings to master career advancing skills; anticipated features and benefits of our offerings; the anticipated utility of our non-GAAP financial measures; anticipated growth rates; our financial outlook, future financial and operational performance, and expectations, including our financial outlook for the fourth quarter of 2026 and full year 2026; and the timing, amount, and continuation of share repurchases under our share repurchase authorization, including our expectations regarding future cash generation and capital allocation priorities, among others. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our ability to attract, engage, and retain learners; our ability to increase sales of our offerings; risks associated with our ability to develop, market and sell a more comprehensive and AI-native skills platform in a timely manner or at all, and risks related to its market adoption; risks related to market acceptance and demand for our offerings; our ability to maintain and expand our existing content creator relationships and to develop new partnerships with universities, industry leaders, and subject matter experts; our dependence on the supply of content created by our partners; risks related to our AI innovations and AI generally, including the rapid pace of technological change and the substantial and ongoing investment that may be required to successfully compete; risks related to our investment in, and potential commercial collaborations with, LearnVector, including our ability to enter into a potential definitive commercial collaboration agreement with LearnVector on mutually acceptable terms, or at all, and to realize the anticipated benefits therefrom; risks related to the business combination with Udemy, including our ability to retain and hire key personnel and maintain relationships with customers, vendors and others with whom Coursera or Udemy do business, our ability to successfully integrate Coursera’s and Udemy’s operations and business on a timely basis or otherwise in accordance with the standards and obligations applicable to the combined company as a public benefit corporation and as a B Corp.; our ability to realize the anticipated benefits and synergies of the business combination with Udemy, including the expected amount and timing of net synergies, the risk that cost savings may be lower or take longer to achieve than expected or that revenue dis-synergies may be greater than expected; and the risk that integration may be more difficult, time-consuming, or costly than expected; the risk of impairment of goodwill and other intangible assets acquired in the business combination; fluctuations in the prices of Coursera stock; our ability to compete effectively against new and existing competitors, particularly as emerging and evolving technologies such as AI may lower barriers to entry, enable new products and business models, and alter industry dynamics; adverse impacts on our business and financial condition due to macroeconomic or market conditions; our ability to manage our growth; regulatory and/or policy matters or changes impacting us or our content creators; risks related to intellectual property; cybersecurity and privacy risks and regulations; potential disruptions to our platforms; risks related to operations, regulatory, economic, and geopolitical conditions; current and future legal and regulatory matters; the impact of actions to improve operational efficiencies and operating costs; our history of net losses and ability to achieve or sustain profitability; fluctuations in market conditions, our cash needs, and other factors affecting our ability to repurchase shares under our share repurchase authorization; our limited operating history; the relative nascency of online learning solutions and generative AI; natural disasters, public health crises, or other catastrophic events; as well as the risks and uncertainties discussed in our most recently filed annual and quarterly reports on Forms 10-K and 10-Q and subsequent filings and as detailed from time to time in our SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this document. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Condensed Consolidated Statements of Operations Unaudited (in millions, except per share amounts) Q3 2026 Shareholder Letter 21 Three Months Ended September 30, 2026 2025 Revenue $ 376.7 $ 194.2 Cost of revenue(1) 156.6 88.2 Gross profit 220.1 106.0 Operating expenses: Research and development(1) 52.1 30.0 Sales and marketing(1) 129.5 67.4 General and administrative(1) 36.6 24.2 Merger, integration, and restructuring related costs(1) 30.8 — Total operating expenses 249.0 121.6 Loss from operations (28.9) (15.6) Interest income, net 6.8 8.3 Other expense, net (0.9) (0.5) Loss before income taxes (23.0) (7.8) Income tax expense 2.6 0.8 Net loss $ (25.6) $ (8.6) Net loss per share—basic and diluted $ (0.10) $ (0.05) Weighted average shares used in computing net loss per share— basic and diluted 264.7 164.6 (1) Includes stock-based compensation expense as follows: Three Months Ended September 30, 2026 2025 Cost of revenue $ 1.1 $ 0.6 Research and development 8.7 8.5 Sales and marketing 6.5 5.3 General and administrative 6.5 8.6 Merger, integration, and restructuring related costs 0.3 — Total stock-based compensation expense $ 23.1 $ 23.0

Condensed Consolidated Balance Sheets Unaudited (in millions) Q3 2026 Shareholder Letter 22 September 30, 2026 December 31, 2025 Assets Current assets: Cash and cash equivalents $ 670.6 $ 792.6 Marketable securities 104.9 — Accounts receivable, net 140.0 65.4 Deferred costs, net 32.2 19.6 Prepaid expenses and other current assets 52.9 20.5 Total current assets 1,000.6 898.1 Property, equipment, and software, net 57.1 43.4 Intangible assets, net 410.3 27.1 Goodwill 182.7 — Strategic investments(2) 110.0 1.7 Other assets 44.7 29.7 Total assets $ 1,805.4 $ 1,000.0 Liabilities and Stockholders’ Equity Current liabilities: Content liabilities $ 120.7 $ 100.0 Other accounts payable and accrued expenses 63.1 29.8 Accrued compensation and benefits 56.9 36.7 Deferred revenue, current 458.5 180.9 Other current liabilities 29.2 10.5 Total current liabilities 728.4 357.9 Deferred revenue, non-current 3.2 1.4 Other liabilities 16.5 5.0 Total liabilities 748.1 364.3 Stockholders’ equity: Additional paid-in capital 2,095.0 1,546.9 Accumulated other comprehensive income — — Accumulated deficit (1,037.7) (911.2) Total stockholders’ equity 1,057.3 635.7 Total liabilities and stockholders’ equity $ 1,805.4 $ 1,000.0 (2) As of September 30, 2026, we changed the presentation of our Condensed Consolidated Balance Sheets to separately present “Strategic investments,” which were previously included within “Other assets.” Prior period amounts have been reclassified to conform to the current period presentation. As a result, $1.7 million as of December 31, 2025 was reclassified from “Other assets” to “Strategic investments.”

Condensed Consolidated Statements of Cash Flows Unaudited (in millions) Q3 2026 Shareholder Letter 23 Nine Months Ended September 30, 2026 2025 Cash flows from operating activities: Net loss $ (126.5) $ (24.2) Adjustments to reconcile net loss to net cash provided by operating activities: Depreciation and amortization 64.6 21.8 Stock-based compensation expense 83.0 71.0 Impairment losses 3.0 3.1 Other 1.5 (0.3) Changes in operating assets and liabilities: Accounts receivable, net 22.0 1.0 Prepaid expenses and other assets (16.0) 6.2 Accounts payable and accrued expenses 9.7 9.1 Accrued compensation and other liabilities 4.1 (2.6) Deferred revenue (35.1) 17.8 Net cash provided by operating activities 10.3 102.9 Cash flows from investing activities: Cash acquired from the Udemy merger 213.6 — Purchases of strategic investments (100.0) — Purchases of marketable securities (65.4) — Proceeds from maturities of marketable securities 70.0 — Purchases of content assets (13.7) (8.0) Capitalized internal-use software costs (20.8) (13.3) Purchases of property, equipment, and software (0.8) (1.1) Net cash provided by (used in) investing activities 82.9 (22.4) Cash flows from financing activities: Proceeds from exercise of stock options 0.7 8.6 Proceeds from employee stock purchase plan 2.7 2.8 Payments for repurchases of common stock (190.7) — Payments for tax withholding on vesting of restricted stock units (25.8) (21.8) Net cash used in financing activities (213.1) (10.4) Effect of foreign exchange rates on cash flows (0.4) — Net (decrease) increase in cash, cash equivalents, and restricted cash (120.3) 70.1 Cash, cash equivalents, and restricted cash—beginning of period 793.4 728.4 Cash, cash equivalents, and restricted cash—end of period $ 673.1 $ 798.5

Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Operating expense - Research and development $ 52.1 $ 30.0 $ 127.1 $ 88.8 Stock-based compensation expense (8.7) (8.5) (25.5) (26.0) Payroll tax expense related to stock-based compensation (0.4) (0.4) (1.0) (1.3) Non-GAAP operating expense - Research and development $ 43.0 $ 21.1 $ 100.6 $ 61.5 Operating expense - Sales and marketing $ 129.5 $ 67.4 $ 302.8 $ 187.8 Stock-based compensation expense (6.5) (5.3) (18.1) (15.7) Payroll tax expense related to stock-based compensation (0.2) (0.1) (0.5) (0.4) Amortization of acquired intangible assets (8.1) — (12.7) — Non-GAAP operating expense - Sales and marketing $ 114.7 $ 62.0 $ 271.5 $ 171.7 Operating expense - General and administrative $ 36.6 $ 24.2 $ 90.5 $ 76.0 Stock-based compensation expense (6.5) (8.6) (20.6) (29.0) Payroll tax expense related to stock-based compensation (0.1) (0.3) (0.5) (0.7) Significant and non-recurring legal and regulatory matters (1.5) (0.1) (2.4) (1.5) Non-GAAP operating expense - General and administrative $ 28.5 $ 15.2 $ 67.0 $ 44.8 Reconciliation of Non-GAAP Financial Measures Unaudited (dollars in millions) Q3 2026 Shareholder Letter 24 Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Gross profit $ 220.1 $ 106.0 $ 502.1 $ 306.6 Amortization of acquired intangible assets 17.0 — 26.5 — Stock-based compensation expense 1.1 0.6 2.7 1.9 Amortization of stock-based compensation capitalized as internal- use software costs 1.8 1.4 5.2 4.3 Payroll tax expense related to stock-based compensation — — 0.1 — Non-GAAP gross profit $ 240.0 $ 108.0 $ 536.6 $ 312.8 Gross profit margin 58.4% 54.6% 57.6% 54.7 % Non-GAAP gross profit margin 63.7% 55.6% 61.6% 55.8%

Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Net loss $ (25.6) $ (8.6) $ (126.5) $ (24.2) Merger, integration, and restructuring related costs 30.8 — 120.6 (0.9) Stock-based compensation expense 22.8 23.0 66.9 72.6 Amortization of acquired intangible assets 25.1 — 39.2 — Amortization of stock-based compensation capitalized as internal- use software costs 1.8 1.4 5.2 4.3 Payroll tax expense related to stock-based compensation 0.7 0.8 2.1 2.4 Significant and non-recurring legal and regulatory matters 1.5 0.1 2.4 1.5 Non-GAAP net income $ 57.1 $ 16.7 $ 109.9 $ 55.7 Weighted-average shares used in computing net loss per share— basic 264.7 164.6 222.6 162.6 Effect of dilutive securities 2.8 7.9 5.2 6.1 Weighted-average shares used in computing non-GAAP net income per share—diluted 267.5 172.5 227.8 168.7 Net loss per share—basic and diluted $ (0.10) $ (0.05) $ (0.57) $ (0.15) Non-GAAP net income per share—diluted $ 0.21 $ 0.10 $ 0.48 $ 0.33 Reconciliation of Non-GAAP Financial Measures Unaudited (In millions, except percentages and per share amounts) Q3 2026 Shareholder Letter 25 Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Net loss $ (25.6) $ (8.6) $ (126.5) $ (24.2) Merger, integration, and restructuring related costs 30.8 — 120.6 (0.9) Stock-based compensation expense 22.8 23.0 66.9 72.6 Depreciation and amortization 34.6 7.3 64.6 21.8 Income tax expense 2.6 0.8 6.1 3.1 Other expense, net 0.9 0.5 3.1 0.1 Payroll tax expense related to stock-based compensation 0.7 0.8 2.1 2.4 Significant and non-recurring legal and regulatory matters 1.5 0.1 2.4 1.5 Interest income, net (6.8) (8.3) (21.6) (24.1) Adjusted EBITDA $ 61.5 $ 15.6 $ 117.7 $ 52.3 Net loss margin (6.8) % (4.4) % (14.5) % (4.3) % Adjusted EBITDA Margin 16.3% 8.0% 13.5% 9.3%

Reconciliation of Non-GAAP Financial Measures Unaudited (in millions) Q3 2026 Shareholder Letter 26 Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Net cash provided by operating activities(3) $ 15.5 $ 33.9 $ 10.3 $ 102.9 Less: capitalized internal-use software costs (7.8) (5.0) (20.8) (13.3) Less: purchases of content assets (2.8) (2.1) (13.7) (8.0) Less: purchases of property, equipment, and software (0.3) (0.2) (0.8) (1.1) Free Cash Flow $ 4.6 $ 26.6 $ (25.0) $ 80.5 (3) Net cash provided by operating activities includes cash payments of merger and integration related costs of $6.7 million and $56.9 million made during the three and nine months ended September 30, 2026 and cash payments of merger-related personnel and severance costs of $21.0 million and $39.1 million made during the three and nine months ended September 30, 2026. The nine months ended September 30, 2025 include $5.2 million in cash payments of other restructuring costs. Related cash payments made during the three months ended September 30, 2025 were immaterial.

Supplemental Revenue Data The following table presents revenue disaggregated by product offering for each segment: Unaudited (in millions) Q3 2026 Shareholder Letter 27 Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Enterprise: Subscription $ 199.8 $ 63.6 $ 405.2 $ 189.2 Other 1.1 0.3 1.9 0.7 Enterprise revenue $ 200.9 $ 63.9 $ 407.1 $ 189.9 Consumer: Subscription $ 130.6 $ 111.2 $ 362.7 $ 311.2 Transactional and other 32.8 4.8 60.4 14.0 Degrees 12.4 14.3 40.8 45.5 Consumer revenue $ 175.8 $ 130.3 $ 463.9 $ 370.7 Total revenue $ 376.7 $ 194.2 $ 871.0 $ 560.6